CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silence Therapeutics plc of our report dated March 15, 2023, relating to the consolidated financial statements which appears in Silence Therapeutics plc's Annual Report on Form 20-F for the year ended December 31, 2022.

PricewaterhouseCoopers LLP

Reading,

United Kingdom

August 1, 2023

Confidential data (L2). Printed copies are uncontrolled and must be destroyed after use.